SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        --------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                        ---------------------------------

       Date of Report (Date of earliest event reported): September 9, 2002


                                LADISH CO., INC.
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             (Exact name of registrant as specified in its charter)

         Wisconsin                       0-23539                31-1145953
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)

                             5481 S. Packard Avenue
                             Cudahy, Wisconsin 53110
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           (Address of principal executive offices including zip code)


                                 (414) 747-2611
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                         (Registrant's telephone number)



ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

       On September 9, 2002, Ladish Co., Inc. engaged the independent accounting firm of KPMG LLP as its new independent accountant to audit the Company's financial statements. For the two preceding fiscal years ending December 31, 2000 and 2001 during the subsequent interim period to the date of this filing, the Company has not consulted KPMG LLP regarding (i) the application of accounting principles to a specific transaction or inquired about the type of audit opinion that might be rendered on the Company's financial statements, or
(ii) any matter that was either the subject of disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K). KPMG LLP has not provided the Company with a written report or oral advice on any issue with respect to the Company's financial statements.

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       The Company provided KPMG LLP with a copy of the foregoing disclosures.

       The Audit Committee of the Board of Directors of Ladish approved the appointment of KPMG LLP as Ladish's certifying accountants.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

       (a)    None.

       (b)    None.

       (c)    None.


       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                                           LADISH CO., INC.



                                           By:      /s/ Wayne E. Larsen
                                                --------------------------------
                                                     Wayne E. Larsen
                                                 Vice President Law/Finance &
                                                       Secretary






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